Exhibit 23(a)(iii)


                                   SCHEDULE A
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                     OF THE
                                FUNDVANTAGE TRUST

                             SCHEDULE OF PORTFOLIOS


                Portfolio                                   Classes               Series Creation Date
                ---------                                   -------               --------------------
          MBIA High Yield Fund                       Retail/Institutional           January 22, 2007

 MBIA Multi-Sector Inflation Protection Fund         Retail/Institutional           January 22, 2007

    MBIA Core Plus Fixed Income Fund                 Retail/Institutional           January 22, 2007

MBIA Municipal Inflation Protection Fund             Retail/Institutional           January 22, 2007

               Lateef Fund                          Class A/Class C/Class I          August 2, 2007

Boston Advisors US Small Cap Equity Fund                 Institutional              December 14, 2007

Boston Advisors International Equity Fund                Institutional              December 14, 2007

     Corverus Strategic Equity Fund                     Class A/Class I              March 28, 2008

WHV International Equity Fund                           Class A/Class I            September 19, 2008